Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Young-Joon Kim, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Magnachip Semiconductor Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 30, 2021

/s/ Young-Joon Kim
Young-Joon Kim
Chief Executive Officer
(Principal Executive Officer)